Exhibit 99.1

Biotech Acquisition Company Announces

Separate Trading of its Class A Ordinary Shares and Warrants

Commencing March 18, 2021

NEW YORK, NY, March 15, 2021 – Biotech Acquisition Company (NASDAQ: BIOTU) (the “Company”) announced that, commencing March 18, 2021, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares (“Class A Ordinary Shares”) and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A Ordinary Shares and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “BIOT” and “BIOTW,” respectively. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “BIOTU.” Holders of the units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate their units into Class A Ordinary Shares and Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Biotech Acquisition Company

Biotech Acquisition Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. Although the Company may pursue a business target in any industry or geographic location, the Company intends to focus its search for a target business in the healthcare sector. The Company believes that this focus will complement its sponsor’s and management team’s backgrounds as affiliates of SPRIM Global Investments, a leading investment firm in the life sciences and healthcare industries.

Forward-Looking Statements

This communication, and oral and written statements made from time to time by the Company and its may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact, are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company. Actual results could differ materially from those contemplated by these forward-looking statements, including as a result of certain risk factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update these statements after the date hereof, except as required by law.

Company Contact:

Calvin Aubrey

calvin.aubrey@sprim.net